UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2016

Impax Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34263	65-0403311

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30831 Huntwood Avenue
Hayward, California 94544
(Address of principal executive offices)

Registrant’s telephone number, including area code: (510) 240-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Asset Purchase Agreements

On June 20, 2016, Impax Laboratories, Inc., a Delaware corporation (the “Company”) entered into an Asset Purchase Agreement (the “Teva APA”) with Teva Pharmaceutical Industries Ltd., acting directly or through its affiliates (“Teva”) and an Asset Purchase Agreement (the “Allergan APA”) with affiliates of Allergan plc (“Allergan”) including Actavis Elizabeth LLC, Actavis Group PTC Ehf., Actavis Holdco US, Inc., Actavis LLC, Actavis Mid Atlantic LLC, Actavis Pharma, Inc., Actavis South Atlantic LLC, Andrx LLC, Breath Ltd., The Rugby Group, Inc. and Watson Laboratories, Inc. (each an “Allergan Seller”, and each Allergan Seller and Teva, a “Seller” and together the “Sellers”). The Teva APA and Allergan APA (each an “APA” and collectively, the “APAs”) are in substantially the same form and each contains the material terms set forth below.

Pursuant to the terms of the APAs, the Company will acquire certain assets (the “Assets”) related to (i) 15 marketed generic pharmaceutical products, (ii) one approved generic product and two approved strengths of a currently marketed product, which have not yet launched, (iii) one pipeline generic product and one pipeline strength of a currently marketed product, which are pending approval by the U.S. Food and Drug Administration and (iv) one generic product under development (collectively (i) through (iv), the “Products”) and the assumption by the Company at closing of certain liabilities related to the Assets and the Products (the “Transaction”). The aggregate purchase price for the Assets pursuant to the terms of the APA and the upfront payment payable to Teva Pharmaceuticals USA, Inc., an affiliate of Teva (“Teva USA”) pursuant to the Termination Agreement (defined and discussed below) is $586 million in cash. The Assets include the abbreviated new drug applications (“ANDAs”) related to each Product, correspondence, reports, scientific and regulatory materials, patents, contracts, certain trademarks and tradenames, outstanding purchase orders, and certain active pharmaceutical ingredients relating to the Products. The applicable Seller will grant to the Company a license to use certain manufacturing technology owned by such Seller and used to manufacture the Products owned by such Seller in accordance with their applicable ANDAs, as well as a license to use such Seller’s logos and trademarks in limited circumstances for the sale of Products bearing such Seller’s NDC number obtained from such Seller or its contract manufacturer.

The closing of the Transaction is subject to preliminary approval of the Company as the purchaser of the Assets by the U.S. Federal Trade Commission (the “FTC”) and the closing of the proposed acquisition of certain business and assets of Allergan by Teva (the “Teva-Allergan Transaction”). The closing of the Transaction is also subject to other closing conditions customary for transactions of this type, including the absence of litigation or legal restraint, the accuracy of the representations and warranties and the performance of the covenants. Subject to certain limitations, including time limitations, a deductible in respect of aggregated claims and a cap on recovery in respect of aggregated claims, the Company, on the one hand, and the applicable Seller, on the other hand, have agreed to indemnify the other for the failure of any representation or warranty to be true and accurate and breaches of covenants.

The APAs contain customary representations, warranties and covenants for transactions of this type. Each of the Company and the applicable Seller is making certain customary representations and warranties to the other party, in addition to certain specific representations and warranties made by the applicable Seller to the Company, including those related to litigation, regulatory and drug safety matters, sufficiency of the assets, absence of certain changes and inventory and sales. The Company and the applicable Seller have also agreed to certain specific covenants, including with respect to the operation of business related to the Products and the Assets owned by such Seller in the ordinary course during the period between the signing of the APA and the closing, assistance with technology transfer and regulatory filings, the provision of certain sales and customer information, confidentiality, agreement not to sue for infringement of patent rights or misappropriation of trade secrets in respect of the Products, such Seller’s cooperation with regard to the provision of certain financial information and assistance required by Buyer in preparing certain financial reports, and the preparation of Medicaid rebates, chargebacks and adverse event reporting.

The APAs also contains customary provisions governing circumstances under which Buyer or the applicable Seller may terminate the applicable APA, including the incapability of any of the conditions to closing to be fulfilled. Either the Company or the applicable Seller may terminate the applicable APA if the agreement governing the Teva-Allergan Transaction is terminated prior to the consummation of the Teva-Allergan Transaction or if the closing of the Transaction does not occur on or before June 20, 2017. The applicable Seller may also terminate the APA if the Company is not preliminarily approved by the FTC or any other necessary governmental entity as the purchaser of the Assets or if the staff of the FTC informs the applicable Seller in writing that the staff will not recommend approval of Buyer as purchaser of the Assets.

Supply Agreements

On June 20, 2016, the Company entered into a Supply Agreement (the “Teva Supply Agreement”) with Teva and a Supply Agreement (the “Allergan Supply Agreement”) with affiliates of Allergan including Actavis Elizabeth LLC, Actavis Group PTC Ehf., Actavis Holdco US, Inc., Actavis LLC, Actavis Mid Atlantic LLC, Actavis Pharma, Inc., Actavis South Atlantic LLC, Andrx LLC, Breath Ltd., The Rugby Group, Inc. and Watson Laboratories, Inc. (each referred to herein in this section as an “Allergan Manufacturer”, and each Allergan Manufacturer and Teva referred to herein in this section as a “Manufacturer” and together the “Manufacturers”). The Teva Supply Agreement and the Allergan Supply Agreement (each a “Supply Agreement” and collectively, the “Supply Agreements”) are in substantially the same form and each contains the material terms set forth below.

Pursuant to the terms of the Supply Agreements, the applicable Manufacturer will supply certain generic marketed and pipeline pharmaceutical products (the “Manufactured Products”) for a term of two years following the closing of the Transaction (or, in respect of pipeline products, two years following the commercial launch), unless earlier terminated. The term of the Supply Agreement may be extended on a product-by-product basis for, in the case of pipeline products, an additional one year term or, in the case of all other products, three times for additional one-year terms, subject to FTC approval. Either the Company or the applicable Manufacturer may terminate the Supply Agreement if the APA is terminated by mutual consent, if the parties mutually agree in writing or due to the other party’s non-compliance following a notice and cure period. The Company may terminate the applicable Supply Agreement in respect of any Manufactured Product following a notice period if it believes it has sufficient alternative supply of such Manufactured Product to meet its needs, and either the Company or the applicable Manufacturer may terminate the applicable Supply Agreement in respect of any Manufactured Product following a notice period upon the successful transfer of product technology related to such Manufactured Product such that the Company has sufficient alternative supply of such Manufactured Product to meet its needs.

The Company will provide monthly updates to a specified rolling forecast with respect to each Manufactured Product to be supplied, and the applicable Manufacturer may fill the initial order for a Manufactured Product with product bearing its NDC number. The responsibilities of the parties with respect to such Manufactured Products will be governed by a transition services agreement.

The applicable Manufacturer may increase the price for each Manufactured Product by a certain specified percentage on each anniversary of the date such Manufacturer fulfills the initial order with respect to such Manufactured Product. In addition, on the fourth and fifth such anniversaries, if the Company has not completed the transfer of the product technology related to the applicable Manufactured Product, the applicable Manufacturer has the right to receive a payment equal to a certain specified percentage of the total annual costs of goods for such Manufactured Product for the immediately preceding contract year.

The Supply Agreements contain customary representations, warranties and covenants for agreements of this type, including representations and warranties relating to compliance of the Manufactured Products with specifications and applicable governmental rules and covenants with respect to quality assurance, the rejection of delivered Manufactured Products and non-conforming Manufactured Products, product recalls and regulatory communications. The Company and the applicable Manufacturer will also enter into a pharmacovigilance agreement to establish procedures for sharing adverse event information on Manufactured Products.

The foregoing descriptions of the APAs and Supply Agreements do not purport to be complete and are qualified in their entirety by reference to the full texts of the APAs and Supply Agreements, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016. All summaries and descriptions of the APAs and Supply Agreements set forth above are qualified in their entirety by the actual documents.

Termination Agreement

In connection with the Transaction and pursuant to a letter agreement dated as of June 20, 2016 (the “Termination Agreement”), between the Company and Teva USA, the parties agreed to terminate, effective as of the closing of the Transaction, all the rights and obligations of each party with respect to Methylphenidate HCl ER (generic Concerta®) under the Strategic Alliance Agreement, dated June 27, 2001, between the Company and Teva USA, as amended, including any and all licenses, rights or interests granted by the Company to Teva USA with respect to Methylphenidate HCl ER. In consideration thereof, in addition to an upfront payment, the Company will make certain specified contingent payments to Teva USA in the aggregate amount of up to $40 million payable upon the achievement of specified commercialization events related to Methylphenidate HCl ER.

Financing

On June 20, 2016, the Company entered into a commitment letter (the “Commitment Letter”) under which RBC Capital Markets and its affiliates have agreed to underwrite and arrange committed financing in favor of the Company, as borrower, in the form of senior secured incremental term loan facilities in an aggregate principal amount up to $400 million (the “Term Facilities”) for the purposes of financing the Transaction and the fees and expenses in connection therewith. The funding of the Term Facilities under the Commitment Letter is subject to a number of conditions, including (i) the execution and delivery of an amendment to the Company’s existing credit agreement dated as of August 4, 2015 (the “Existing Credit Agreement”) to provide for the incurrence of the Term Facilities under the Existing Credit Agreement; (ii) consummation of the Transaction in accordance with the APAs; (iii) the absence of a Material Adverse Effect (as defined in the APAs), (iv) the accuracy of certain specified representations and warranties of Sellers and the Company; and (v) other customary closing conditions.

Item 7.01. Regulation FD Disclosure.

On June 21, 2016, the Company issued a press release and posted certain presentation materials on its website located at www.impaxlabs.com, in each case announcing the Transaction. Copies of the press release and presentation materials are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are incorporated into this Item 7.01 by reference.

The Company is furnishing the information in this Item 7.01 and in Exhibit 99.1 and Exhibit 99.2 to comply with Regulation FD. The information contained in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, regardless of any general incorporation language in such filings.

Item 9.01. Financial Statements and Exhibits.

(d)          Exhibits.

99.1       Press Release issued by Impax Laboratories, Inc. on June 21, 2016 (furnished and not filed for purposes of Item 7.01).

99.2.      Presentation of Impax Laboratories, Inc. dated June 21, 2016 (furnished and not filed for purposes of Item 7.01).

Forward-Looking Statements

Certain statements contained herein, regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future, including those with respect to the APAs, Supply Agreements, the Termination Agreement and the Commitment Letter. Such forward-looking statements are based on the Company’s expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements. Such risks and uncertainties include, but are not limited to, general economic conditions, conditions in the debt and equity markets (particularly as they affect the terms on which the Company and its subsidiaries can incur borrowings in connection with the acquisition of certain products from Teva and Allergan), legislative and regulatory changes, changes in demand for products produced by the Company, changes in accounting principles, policies or guidelines, and other economic, competitive, governmental, and technological factors affecting the operations, markets, products and services of the Company and its subsidiaries (including the Company’s ability to complete the announced acquisition of certain products from Teva and Allergan and achieve related financial, operational and other benefits) and the other risks described in our most recent Annual Report on Form 10-K and other subsequent filings with the Securities and Exchange Commission. Forward-looking statements included herein speak only as of the date hereof and we undertake no obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAX LABORATORIES, INC.

Date: June 21, 2016	By:	/s/ Bryan M. Reasons
Name: Bryan M. Reasons Title: Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Impax Laboratories, Inc. on June 21, 2016 (furnished and not filed for purposes of Item 7.01).

99.2	Presentation of Impax Laboratories, Inc. dated June 21, 2016 (furnished and not filed for purposes of Item 7.01).